Exhibit 99.1

Teknova Reports Second Quarter 2026 Financial Results

Second quarter 2026 total revenue was $12.2 million, up 18% over the same quarter prior year

Company raises 2026 revenue guidance to $45-47 million

Launched proprietary AI-powered Build-TekTM custom order configurator, giving developers a faster path from preclinical to clinical manufacturing

HOLLISTER, Calif., August 5, 2026 – Alpha Teknova, Inc. (“Teknova” or the “Company”) (Nasdaq: TKNO), a leading producer of critical reagents for the discovery, development, and commercialization of novel therapies, vaccines, and molecular diagnostics, today announced financial results for the second quarter ended June 30, 2026.

"We delivered more than $12 million in quarterly revenue for the first time in Teknova's history, with growth across nearly all of the end markets we serve," said Stephen Gunstream, President and Chief Executive Officer at Teknova. "These results demonstrate the impact of the investments we've made in our commercial organization, state-of-the-art facilities, and manufacturing systems, and strengthen our confidence in our ability to deliver long-term, sustainable growth as the biotech market continues to recover."

Matt Lowell, Teknova’s Chief Financial Officer, added, “We delivered excellent financial results in the second quarter 2026 compared to 2025, including 18% revenue growth and a significant improvement in Free Cash Outflow. We are therefore raising our 2026 revenue guidance to $45-47 million and adjusting down our expectations for full-year Free Cash Outflow to less than $8 million,” he explained.

Corporate and Financial Updates

•
Second quarter 2026 total revenue of $12.2 million, up 18% compared to $10.3 million for the second quarter 2025
•
Total cash and short-term investments were $17.4 million and total borrowings were $13.2 million at the end of the second quarter 2026
•
Following a second quarter beta release, the Company launched Build-Tek™, the AI-powered evolution of its proprietary custom configurator first introduced in 2024, now enabling therapeutic and diagnostic developers to build complex custom products in just minutes

Revenue for the Second Quarter 2026

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Dollars in thousands)	2026	2025	2026	2025
Lab Essentials	$9,184	$7,792	$17,579	$15,909
Clinical Solutions	2,428	2,060	4,573	3,222
Other	573	435	1,110	951
Total revenue	$12,185	$10,287	$23,262	$20,082

Second Quarter 2026 Financial Results

Total revenue for the second quarter 2026 was $12.2 million, up 18% compared to $10.3 million in the second quarter 2025. Lab Essentials revenue was $9.2 million in the second quarter 2026, up 18% compared to $7.8 million in the second quarter 2025. Clinical Solutions revenue was $2.4 million in the second quarter 2026, up 18% compared to $2.1 million in the second quarter 2025.

Gross profit for the second quarter 2026 was $4.9 million, compared to $4.0 million in the second quarter 2025. Gross margin for the second quarter 2026 was 40.1%, compared to 38.7% in the second quarter 2025. The increase in gross margin was primarily driven by higher revenue, partially offset by higher fixed cost absorption into cost of goods sold from faster finished goods inventory turns. This compares to the same period in the prior year that had benefited from unusually favorable manufacturing efficiency gains.

Operating expenses for the second quarter 2026 were $7.8 million, compared to $7.4 million in the second quarter 2025. The increase was primarily driven by higher spending in sales and marketing, a result of higher headcount and increased marketing expenses, partially offset by lower general and administrative expenses attributable to lower stock-based compensation expense.

Net loss for the second quarter 2026 was $3.2 million, or negative $0.06 per diluted share, compared to $3.6 million, or negative $0.07 per diluted share, for the second quarter 2025. Adjusted EBITDA for the second quarter 2026 was negative $0.7 million, compared to negative $0.8 million for the second quarter 2025.

Cash used in operating activities for the second quarter 2026 was $0.5 million, compared to $2.1 million of cash used in operating activities for the second quarter 2025. Free Cash Outflow was $0.6 million for the second quarter 2026, compared to $2.3 million for the second quarter 2025.

A full reconciliation of these non-GAAP measures to the most comparable GAAP measures is included at the end of this release.

Improves 2026 Outlook

Teknova raises its fiscal 2026 outlook for revenue and improves its outlook for Free Cash Outflow. The Company now anticipates total revenue of $45 million to $47 million for the fiscal year ending December 31, 2026 (“2026”). The Company also now expects Free Cash Outflow of less than $8 million for 2026.

Upcoming Investor Conference Attendance

Sidoti Microcap Conference (Virtual)

August 19-20, 2026

ROTH Healthcare Opportunities Conference (New York, NY)

September 29, 2026

Conference Call and Webcast

Teknova will host a webcast and conference call on Wednesday, August 5, 2026, beginning at 6:00 p.m. Eastern Time. To access the live webcast, listeners can log onto the call from the Investor Relations section of the Teknova website or by using this link. If you would like to participate in the call, please register for the webcast here to receive a unique PIN number and dial-in information. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Teknova

Teknova makes solutions possible. Since 1996, Teknova has been innovating the manufacture of critical reagents for the life sciences industry to accelerate the discovery and development of novel breakthroughs that will help people live longer, healthier lives. We offer fully customizable solutions for every stage of the workflow, supporting industry leaders in genomics, molecular diagnostics, and emerging therapeutic modalities. Our fast turnaround of high-quality agar plates, microbial culture and cryopreservation media, buffers and reagents, and water helps our customers scale seamlessly from RUO to GMP. Headquartered in Hollister, California, with over 180,000 square feet of state-of-the-art facilities, Teknova’s modular manufacturing platform was designed by our team of scientists, engineers, and quality control experts to efficiently produce the foundational ingredients for the discovery and commercialization of next-generation therapies.

Non-GAAP Financial Measures

This press release contains financial measures that have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Teknova uses the following non-GAAP financial measures in assessing the performance of its business and the effectiveness of its business strategies: (a) Adjusted EBITDA and (b) Free Cash Flow (Outflow).

Teknova defines Adjusted EBITDA as net income (loss) adjusted for interest income (expense), net, provision for (benefit from) income taxes, depreciation expense, amortization of intangible assets, and stock-based compensation expense. Adjusted EBITDA reflects further adjustments to eliminate the impact of certain items, including certain non-cash and other items that Teknova does not consider representative of its ongoing operating performance.

Teknova defines Free Cash Flow (Outflow) as cash provided by (used in) operating activities less purchases of property, plant, and equipment.

Teknova provides Adjusted EBITDA and Free Cash Flow (Outflow) in this press release because Teknova believes that analysts, investors, and other interested parties frequently use these measures to evaluate companies in Teknova’s industry and that such measures facilitate comparisons on a consistent basis across reporting periods. Teknova also believes such measures are helpful in highlighting trends in Teknova’s operating results because they exclude items that are not indicative of Teknova’s core operating performance. Investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by Teknova may be different from the non-GAAP financial measures used by other companies.

A full reconciliation of these non-GAAP measures to the most comparable GAAP measures is included at the end of this release.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements relating to Teknova’s anticipated total revenue, including our expectations for 2026 revenue and Free Cash Outflow guidance, and other statements about Teknova’s business prospects, including about Teknova’s profitability, strategy of managing operating expenses, and long-term growth strategy. The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Teknova’s control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, demand for Teknova’s products (including the potential delay to or pausing of customer orders); Teknova’s assessment of fundamental indicators of future demand across its target customer base; Teknova’s cash flows and revenue growth rate; Teknova’s supply chain, sourcing, manufacturing, and warehousing; inventory management; risks related to global economic and marketplace uncertainties, including those related to the conflicts in Ukraine and the Middle East; potential acquisitions and integration of other companies; and other factors discussed in the “Risk Factors” section of Teknova’s most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including in Teknova’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent Quarterly Reports on Form 10-Q filed with the SEC, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although Teknova believes that the expectations reflected in its forward-looking statements are reasonable, Teknova does not know whether its expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which Teknova makes only as of the date hereof, even if they are repeated by Teknova subsequently. Teknova does not intend and shall have no obligation to update, amend, or clarify these forward-looking statements, except as may be required under applicable securities laws.

Investor Contact

Matt Lowell

Chief Financial Officer

matt.lowell@teknova.com

+1 831-637-1100

Media Contact

Jennifer Henry

Senior Vice President, Marketing

jenn.henry@teknova.com

+1 831-313-1259

ALPHA TEKNOVA, INC.

Condensed Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$12,185	$10,287	$23,262	$20,082
Cost of sales	7,300	6,303	14,593	13,091
Gross profit	4,885	3,984	8,669	6,991
Operating expenses:
Research and development	554	581	1,163	1,133
Sales and marketing	2,122	1,573	4,250	3,213
General and administrative	4,812	4,929	9,870	10,421
Amortization of intangible assets	287	287	574	574
Total operating expenses	7,775	7,370	15,857	15,341
Loss from operations	(2,890)	(3,386)	(7,188)	(8,350)
Other (expenses) income, net
Interest expense, net	(252)	(165)	(471)	(309)
Other adjustment to loan exit fee	—	—	—	485
Other income	2	—	11	—
Total other (expenses) income, net	(250)	(165)	(460)	176
Loss before income taxes	(3,140)	(3,551)	(7,648)	(8,174)
Provision for income taxes	30	19	77	41
Net loss	$(3,170)	$(3,570)	$(7,725)	$(8,215)
Net loss per share—basic and diluted	$(0.06)	$(0.07)	$(0.14)	$(0.15)
Weighted average shares used in computing net loss per share—basic and diluted	53,634,826	53,448,736	53,614,671	53,435,210

ALPHA TEKNOVA, INC.

Condensed Balance Sheets

(Unaudited)

(In thousands)

	As of June 30,	As of December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$6,004	$5,912
Short-term investments, held-to-maturity	11,432	15,426
Accounts receivable, net	5,408	4,618
Inventories, net	6,911	7,054
Prepaid expenses and other current assets	1,069	1,501
Total current assets	30,824	34,511
Property, plant, and equipment, net	39,311	41,733
Operating right-of-use lease assets	13,247	14,112
Intangible assets, net	11,369	11,943
Other non-current assets	1,127	1,285
Total assets	$95,878	$103,584
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,438	$1,378
Accrued liabilities	3,476	4,283
Current portion of operating lease liabilities	1,958	1,876
Total current liabilities	6,872	7,537
Deferred tax liabilities	956	879
Long-term debt, net	13,218	13,123
Long-term operating lease liabilities	12,232	13,270
Total liabilities	33,278	34,809
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	206,114	204,564
Accumulated deficit	(143,515)	(135,790)
Total stockholders’ equity	62,600	68,775
Total liabilities and stockholders’ equity	$95,878	$103,584

ALPHA TEKNOVA, INC.

Condensed Statements of Cash Flows

(Unaudited)

(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Operating activities:
Net loss	$(3,170)	$(3,570)	$(7,725)	$(8,215)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	(2)	4	5	49
Inventory reserve	412	488	825	925
Depreciation and amortization	1,593	1,590	3,169	3,170
Stock-based compensation	622	950	1,317	1,802
Deferred taxes	31	20	77	41
Accrued interest income on short-term investments	34	108	7	54
Amortization of discount on short-term investments	(58)	(171)	(145)	(355)
Amortization of debt financing costs	48	43	95	129
Other adjustment to loan exit fee	—	—	—	(485)
Non-cash lease expense	14	31	29	61
Loss on disposal of property, plant, and equipment	24	19	24	19
Changes in operating assets and liabilities:
Accounts receivable	266	472	(795)	(877)
Inventories	(449)	(1,525)	(682)	(1,734)
Prepaid expenses and other current assets	155	(36)	312	(40)
Other non-current assets	68	(29)	158	34
Accounts payable	(172)	(360)	158	380
Accrued liabilities	113	(135)	(659)	(1,152)
Other	—	—	—	(10)
Cash used in operating activities	(471)	(2,101)	(3,830)	(6,204)
Investing activities:
Purchases of short-term investments	(3,930)	(7,765)	(7,868)	(9,735)
Maturities of short-term investments	6,000	10,000	12,000	16,000
Purchases of property, plant, and equipment	(125)	(207)	(346)	(413)
Cash provided by investing activities	1,945	2,028	3,786	5,852
Financing activities:
Proceeds from long-term debt	—	—	—	1,110
Payment of exit fee costs	—	—	—	(1,110)
Repayment of financed insurance premiums	—	—	(97)	(56)
Proceeds from exercise of stock options	170	16	179	20
Proceeds from issuance of common stock under employee stock purchase plan	54	56	54	56
Payment of debt issuance costs	—	(100)	—	(100)
Cash provided by (used in) financing activities	224	(28)	136	(80)
Change in cash and cash equivalents	1,698	(101)	92	(432)
Cash and cash equivalents at beginning of period	4,306	3,377	5,912	3,708
Cash and cash equivalents at end of period	$6,004	$3,276	$6,004	$3,276

ALPHA TEKNOVA, INC.

Reconciliation of Non-GAAP Measures to the Most Comparable GAAP Measures

(Unaudited)

(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net loss – as reported	$(3,170)	$(3,570)	$(7,725)	$(8,215)
Add back:
Interest expense, net	(252)	(165)	(471)	(309)
Provision for income taxes	30	19	77	41
Depreciation expense	1,306	1,303	2,595	2,596
Amortization of intangible assets	287	287	574	574
EBITDA	$(1,295)	$(1,796)	$(4,008)	$(4,695)
Other and non-recurring expenses:
Stock-based compensation expense	622	950	1,317	1,802
Other adjustment to loan exit fee	—	—	—	(485)
Adjusted EBITDA	$(673)	$(846)	$(2,691)	$(3,378)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Cash used in operating activities	$(471)	$(2,101)	$(3,830)	$(6,204)
Purchases of property, plant, and equipment	(125)	(207)	(346)	(413)
Free Cash Flow	$(596)	$(2,308)	$(4,176)	$(6,617)